SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 30, 1999


                        FOREST GLADE INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

                       Nevada                    52-212-549
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               (State or other jurisdiction   (I.R.S. Employer
             of incorporation or organization)  Identification No.)

                      444 Victoria Street, Suite 370 Prince
                          George, B.C., CANADA V2L 2J7
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               (Address of principal executive offices)(Zip Code)

                                 (250) 564-6868
                                -----------------
              (Registrant's telephone number, including area code)






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Item 1. Changes in Control

On August 30, 1999, the Company entered into an Agreement on Principal Terms with Maurice Simpson, William Murray and Dana Shaw (the SSA Majority Shareholders) to acquire their shares representing 80% of the outstanding common stock of SSA Coupon Limited (SSA) in exchange for 19,000,000 shares of the Company's restricted common stock. The Agreement on Principal Terms requires that a Share Exchange Agreement be drafted and executed so that the share exchange will be a tax free exchange for the SSA Majority Shareholders as well as typical representations and warranties.

On July 23, 1999, the Company entered into an agreement whereby SSA agreed to issue the Company shares of common stock equal to 20% of the outstanding common stock of SSA. The Company agreed to raise $1,250,000 US as a joint venture partner in the SSA Web-Retriever internet search engine. The July 23, 1999 Agreement also requires that a royalty of 7% will be paid to the SSA Majority Shareholders on gross revenue received by the Company through the use of the Web Retriever Intellectual Property.

Security Ownership of Certain Beneficial Owners and Management

The following information gives effect to the issuance of the 19,000,000 to the SSA Coupon Majority Shareholders upon closing of the Share Exchange Agreement.

     (a) Security Ownership of Certain Beneficial Owners holding five percent or greater of the 36,900,000 shares of common stock outstanding as of date of Closing of the Share Exchange Agreement.

Title of Class   Name and Address              Amount and Nature           % of
                 of Beneficial Owner           of Beneficial Ownership     Class

Common         Maurice Simpson                 13,300,000                 36.0%
               c/o 4920 - 800 W. Pender St.
               Vancouver, BC V6C 2V6

               William Murray                   2,850,000                  7.7%
               c/o Metro Town Law Office
               1230B - 4700 Kingsway
               Burnaby, BC V5H 4M1

               Dana Shaw                        2,850,000                  7.7%
               5260 - 6th Av.
               Delta, BC V4M 1L5


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     (b) Security Ownership of Management

                  Name and Address(1)          Amount and Nature           % of
Title of Class    of Beneficial Owner          of Beneficial Ownership     Class

Common            Wayne E. Loftus              1,583,333                    4.3%
                  Frank Denis                  2,866,668                    7.8%
                  Michael Jenks                1,583,333                    4.3%
                  Stan Polson                  1,583,333                    4.3%
                  Gil Rahier                   1,683,333                    4.6%

     All officers and Directors
     as a Group (5 persons)                    9,300,000                   25.2%

     (1) 444 Victoria Street, Suite 370, Prince George, B.C. CANADA V2L 2J7

Item 2. Acquisition or Disposition of Assets

Upon closing of the Share Exchange Agreement, the Company will own 100% of the common stock of SSA. SSA has developed an internet search engine called "Web-Retriever" which has the capability to produce search results relative to a user determined location. Other planned features are NET PET, a personalized internet application which will store the user's selected web pages, start page settings so that the user can log on to the Web-Retriever website from any computer or location and have their personalized internet information available thus free this type of information from the user's primary location. Web-Retriever will also provide email, stock quotes and classified advertisement listings.

The Web-Retriever.com search engine is currently in the alpha stage of development. SSA is presently seeking to acquire and or license several components and is working on increasing its server capacities, network security and database compilation. SSA intends to release a limited function version for testing and use by the public within the next thirty to ninety days. The release of this limited function version will be through the SSA website at "www.web-retriever.com" where a demo version and more information regarding SSA is available.

Item 7. Financial Statements and Exhibits.

(a) Audited Financial Statements of SSA Coupon Limited will be filed with the Company's Annual Report on Form 10-KSB on or before October 30, 1999.

(b) Pro Forma Financial Information giving effect to the acquisition will be filed with the Company's Annual Report on Form 10-KSB on or before October 30, 1999.

(c)  Exhibits
     10.5     Agreement on Principal Terms dated August 28, 1999
     10.6     Agreement on Principal Terms dated July 23, 1999



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREST GLADE INTERNATIONAL, INC.

Dated: September 7, 1999


/s/  WAYNE LOFTUS
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Wayne Loftus, President





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